Exhibit 10.24

                          PURCHASE OPTION AGREEMENT


       THIS PURCHASE OPTION AGREEMENT (this "Agreement") is entered into as of this 11th day of February, 1994, by and between HEALTH AND REHABILITATION PROPERTIES TRUST, a Maryland real estate investment trust ("HRP"), and HORIZON HEALTHCARE CORPORATION, a Delaware corporation ("HHC").

                            W I T N E S S E T H :

       WHEREAS, HRP is the owner of certain real property and the improvements thereon as more particularly described in Exhibits
  A-1 through A-7, attached hereto and made a part hereof (collectively, the "Properties"); and

       WHEREAS, on the date hereof, HRP and HHC are entering into lease agreements (collectively, the "Leases"), pursuant to which HRP is leasing to HHC and HHC is leasing from HRP the Properties; and

       WHEREAS, HHC would like an option to purchase each of the Properties and HRP is willing to grant such an option to HHC, all subject to and upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Purchase Option. Provided no Default or Event of Default (as defined therein) shall have occurred and be continuing under the Leases, HHC shall, subject to and upon the terms and conditions set forth in this Agreement, have the option to purchase one or more of the Properties. The purchase price for each of the Properties shall be an amount equal to the allocable purchase price set forth on Exhibit B, attached hereto and made a part hereof, plus the cost of any improvements made or purchased by HRP with respect thereto after the date of this Agreement, without deduction or adjustment for depreciation or otherwise. HHC may exercise its option to purchase one or more of the Properties described in Exhibits A-1 through A-6 at any time after January 1, 1994 and prior to the first to occur of December 31, 2003 and the sooner termination of the Leases (the "Option Period") and may exercise its option to purchase the property described in Exhibit A-7 at any time after July 1, 1995 and prior to the expiration of the Option Period (or at such other time as HRP may approve), in either case, by the giving of sixty (60) days prior written notice (any such notice, an "Exercise Notice") thereof to HRP. The failure of HHC to give an Exercise Notice with respect to any Property prior to the expiration of the Option Period shall be deemed a waiver by HHC of its option to purchase the Properties pursuant to this Agreement; it being expressly understood and agreed that time shall be of the essence with respect to the giving of any such Exercise Notice. Any Exercise Notice shall be


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  accompanied by a refundable deposit (the "Option Deposit") in the amount of five percent (5%) of the purchase price of the applicable Property.

       2. Certain Terms and Conditions. HHC's right to purchase one or more of the Properties pursuant to this Agreement shall be subject to the following additional terms and conditions:

       (i) the first Property acquired pursuant to this Agreement shall be the Property located in Slidell, Louisiana;

       (ii) among the first four (4) Properties acquired pursuant to this Agreement shall be either the Property located in Middleboro, Massachusetts or the Property located in Cannonsburg, Pennsylvania;

       (iii) among the first six (6) Properties acquired pursuant to this Agreement shall be both the Property located in Middleboro, Massachusetts and the Property located in Cannonsburg, Pennsylvania; and

       (iv) HHC shall not have the right to acquire more than one (1) Property in any consecutive twelve (12) month period during the Option Period.

       HHC shall have no right to acquire the Properties other than in a manner consistent with this Section 2.

       3. Purchase and Sale. Any closing pursuant to this Agreement shall occur sixty (60) days after the giving of the applicable Exercise Notice. The purchase price for each Property shall be payable in cash or by wire transfer of immediately available Federal funds. Any applicable Property shall be conveyed by HRP to HHC by insurable deed with warranties and other instruments customary therefor in the jurisdiction in which the applicable property is located. Upon such conveyance, the applicable Lease shall be terminated. All closing costs shall be paid by HHC.

       4. Default. In the event of any default by HHC in purchasing any Property subsequent to the giving of the applicable Exercise Notice (for reasons other than HHC's determination of sufficiency of title, any encumbrances and matters of record affecting such Property), HRP's sole remedy shall be to retain that portion of the applicable Option Deposit equal to the reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by HRP in connection with the exercise of such option by HHC and HHC shall, thereafter, have no further right to purchase any of the Properties pursuant to this Agreement.

       5. Financing. In the event that HHC shall elect to obtain financing for the purchase of any Property pursuant to this Agreement from a third party, HHC shall give HRP notice thereof, which notice shall set forth in reasonable detail the terms of such financing, shall identify the source thereof and shall include a copy of any applicable term sheet, letter of intent or commitment letter. HRP shall have the right, exercisable by the giving of notice to HHC within 10 days after such notice from HHC, to provide financing for such acquisition on the same terms and conditions as offered by such third party. In the event


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  HRP shall exercise such option, HHC shall be obligated to obtain such financing from HRP on the terms and conditions set forth in HHC's notice to HRP. In the event HRP shall decline to provide such financing or shall fail to give such notice to HHC, HHC shall be free to obtain such financing from the third party and on the terms and conditions set forth in HHC's notice.

       6. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

       (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

       (c)  All such notices shall be addressed,

       If to HRP, to:

            Health and Rehabilitation Properties Trust
            400 Centre Street
            Newton, Massachusetts  02158
            Attn:  Mr. David J. Hegarty
            [Telecopier No. (617) 332-2261]

       with a copy to:

            Sullivan & Worcester
            One Post Office Square
            Boston, Massachusetts  02109
            Attn:  Lena G. Goldberg, Esq.
            [Telecopier No. (617) 338-2880]

       if to HHC to:

            Horizon Healthcare Corporation
            6001 Indian School Road, NE, Fl. 5
            Albuquerque, NM  87110
            Attn:  Neal Elliott
            [Telecopier No. (505) 881-5097]

        with a copy to:


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            Horizon Healthcare Corporation
            6001 Indian School Road, NE, Fl. 5
            Albuquerque, NM  87110
            Attn:  Scot Sauder, Esq.
            [Telecopier No. (505) 881-5097]

       (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

       7. Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

       8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

       9. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

       10. Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This


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  Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. Each of the parties hereto shall cooperate with one another in order to consummate the transactions contemplated by this Agreement.

       11.  Section and Other Headings.   The headings contained in this
  Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       12. Memorandum of Option. Neither HRP nor HHC shall record this Agreement. However, HRP and HHC shall promptly, upon the request of either, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the states in which the Properties are located, in which reference to the options herein contained shall be made. The party requesting such memorandum shall pay all costs and expenses incurred in recording such memorandum.

       13. Limitation of Liability. The Declaration of Trust of HRP, as amended, is duly filed in the Office of the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Rehabilitation Properties Trust" refers to the trustees under the Declaration collectively as Trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRP shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRP. All persons dealing with HRP, in any way, shall look only to the assets of HRP for the payment of any sum or the performance of any obligation.

       14. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

       To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Lease may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.


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           IN WITNESS WHEREOF, the parties hereto have executed this
  Agreement as a sealed instrument as of the date above first written.

                                HEALTH AND REHABILITATION
                                  PROPERTIES TRUST


                                By: David J. Hegarty
                                   Its: Executive Vice President


                                HORIZON HEALTHCARE CORPORATION


                                By: Neal Elliott
                                   Its: President





                                 EXHIBIT A-1

                             [See attached copy.]





                                 EXHIBIT A-2

                             [See attached copy.]





                                 EXHIBIT A-3

                             [See attached copy.]





                                 EXHIBIT A-4

                             [See attached copy.]





                                 EXHIBIT A-5

                             [See attached copy.]





                                 EXHIBIT A-6

                             [See attached copy.]





                                 EXHIBIT A-7

                             [See attached copy.]





                                  EXHIBIT B

                                Purchase Price


            Hyannis                 $ 8,300,000

            North Andover           $12,500,000

            Middleboro              $17,000,000

            Worcester               $17,500,000

            Cannonsburg             $15,600,000

            Slidell                 $24,500,000

            Boston                  $25,000,000